UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2014

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

125 East Main Street, Suite 602 American Fork, Utah (Address of Principal Executive Offices)	84003 (Zip Code)
801-418-9378 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On February 18, 2014, Golden Phoenix Minerals, Inc. (the “Company”) received an initial payment of $260,000 and fully executed documents dated February 6, 2014, including a Share Purchase Agreement and Trust Agreement (“Sale Agreements”), with Silver Global, S.A. (“Silver Global”) and two foreign corporations (collectively, the foreign corporations are referred to herein as “Buyers”) related to the sale of the Company’s ten percent (10%) interest in the Santa Rosa Gold Mine, Panama for an aggregate purchase price of Two Million Six Hundred Thousand Dollars ($2,600,000).

The Company and Silver Global initially entered into an Acquisition Agreement and joint venture in September 2011 (the “Acquisition Agreement”), forming a Panamanian corporation (Golden Phoenix Panama, S.A., subsequently renamed Vera Gold Corporation, S.A. “Vera Gold”), for the purpose of developing and operating mining concessions pertaining to the Santa Rosa Gold Mine located in the Province of Veraguas, Panama.  Details regarding the Acquisition Agreement were previously disclosed in the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on September 22, 2011 (the “Prior Report-Acquisition”).  The information contained in the Prior Report-Acquisition is incorporated herein in its entirety.

The Company and Silver Global subsequently entered into a Rescission and Release Agreement, dated July 23, 2012, as subsequently amended (the “Rescission Agreement”), pursuant to which the parties agreed to rescind the Acquisition Agreement, and Silver Global would purchase the Company’s then fifteen percent (15%) interest in Vera Gold in tranches according to a specified payment schedule.  The Rescission Agreement subsequently terminated according to its own terms due to discontinuation of the scheduled payments, and the Company retained a ten percent (10%) interest in Vera Gold.  Further details regarding the Rescission Agreement were previously disclosed in the Company’s Form 8-K, as filed with the U.S. Securities and Exchange Commission on August 8, 2012 (the “Prior Report-Rescission”).   The information contained in the Prior Report-Rescission is incorporated herein in its entirety.

Pursuant to the Sale Agreements, as consented to by Silver Global, the Buyers shall purchase the Company’s ten percent (10%) interest in Vera Gold for a purchase price of Two Million Six Hundred Thousand Dollars ($2,600,000) (“Purchase Price”), with an initial payment of Two Hundred Sixty Thousand Dollars ($260,000) and the balance of the Purchase Price to be paid within forty-five (45) business days.  The Company’s shares representing its 10% interest shall be held in trust, and delivery of such shares is made contingent upon delivery of the Purchase Price in full.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01. Completion of Acquisition or Disposition of Assets

As disclosed under Item 1.01 above, on February 18, 2014, the Company completed definitive agreements related to the sale of its ten percent (10%) interest in the Santa Rosa Gold Mine, Panama for a purchase price of  $2,600,000.  The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On February 18, 2014, the Company issued a press release announcing the sale of its 10% interest in the Santa Rosa Gold Mine, Panama, pursuant to the Sale Agreements.

A copy of the press release is furnished herewith as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated, February 18, 2014, entitled, “Golden Phoenix Announces the Sale of its 10% Interest in the Santa Rosa, Panama Gold Project.”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal securities laws.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: February 19, 2014
Name: Dennis P. Gauger
Title: Chief Financial Officer and Secretary